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                                                                    EXHIBIT 5.1

                               ROBINSON & COLE LLP
                                885 Third Avenue
                                   Suite 2800
                            New York, New York 10022
                               Main (212) 451-2900
                               Fax (212) 451-2999


                                                              September 14, 2005

China Mobility Solutions, Inc.
#900 - 789 West Pender Street
Vancouver, B.C. Canada V6C 1H2

RE:      LEGALITY OF THE SECURITIES BEING
         REGISTERED ON FORM SB-2 REGISTRATION
         STATEMENT

Ladies and Gentlemen:

         In connection with the registration of up to an aggregate of 36,893,030 shares of Common Stock, $.001 par value, (the "Shares") of China Mobility Solutions, Inc., a Florida corporation (the "Company"), pursuant to a Registration Statement on Form SB-2 filed under the Securities Act of 1933, as amended (the "Act"), you have requested our opinion as to whether the Shares, including those Shares issuable upon conversion of the Debentures (the "Debenture Shares") and upon exercise of the Class A and Class B Warrants (the "Warrant Shares"), are lawfully and validly issued, fully paid and non-assessable.

         The opinions set forth in this letter are based solely on, and are limited to, the internal laws of the State of New York and the federal laws of the United States of America. We are admitted to practice in the State of New York, and are not admitted to practice in the State of Florida. We express no opinion as to the laws of the State of Florida.

         Although the Company is a Florida corporation, and the issuance of shares would be governed by Florida law, we assume for the purposes of this opinion that the laws of the State of Florida are the same as the laws of the State of New York.

         For purposes of offering this opinion, we have examined originals or copies of the documents listed below. In conducting such examination, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and conformity to original documents of all documents submitted to us as copies. The documents we have examined are:



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China Mobility Solutions, Inc.
September 14, 2005
Page 2

         1. The Form SB-2 Registration Statement first filed by the Company with the Securities and Exchange Commission on September 14, 2005 (the "Registration Statement");

         2.       The Articles of Incorporation of the Company, as amended;

         3.       The By-laws of the Company, as amended; and

         4. The resolutions of the Board of Directors of the Company with respect to the issuance of the Shares.

         In addition, in rendering this opinion, we have relied upon your representation that the Shares will be offered to the public in the manner and on the terms identified or referred to in the Registration Statement.

          Based upon and subject to the forgoing, after having given due regard to such issues of law as we deemed relevant, we are of the opinion that the Shares are lawfully and validly issued, fully paid and non-assessable, the Warrant Shares upon due exercise and payment, will be fully paid and non-assessable and the Debenture Shares, when issued, will be fully paid and non-assessable.

         We hereby consent to the reference to this firm in the prospectus included in this Registration Statement under the caption "Legal Matters" and to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby concede that we come within the categories of persons whose consent is required by the Act or the General Rules and Regulations promulgated thereunder.

                                             Very truly yours,

                                             Robinson & Cole LLP


                                          By: Elliot H. Lutzker
                                              --------------------------------
                                              Elliot H. Lutzker